SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM 8-K

                  CURRENT REPORT PURSUANT TO
                  SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934

	November 16, 2001	(November 16, 2001)
	Date of report	(Date of earliest event reported)

               SECURED INVESTMENT RESOURCES FUND, L.P.
        (Exact Name of Registrant as Specified in its Charter)

                               KANSAS
        (State or Other Jurisdiction of Incorporation)

            0-14542                         48-0979566
      (Commission File Number)	(IRS Employer Identification No.)

4200 Blue Ridge Blvd., Ste. LH-06, Kansas City, Missouri	64133
(Address of Principal Executive Offices)                     (Zip Code)

                         (816) 353-6500
        (Registrant's Telephone Number, Including Area Code)

             5453 W. 61st Place, Mission, KS  66205
    (Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountants

Effective November 16, 2001, Secured Investment Resources Fund, L.P. (SIR Fund) has engaged the accounting firm of Rubin, Brown, Gornstein & Co., LLP to audit SIR Fund financial statements as of and for the year ended December 31, 1999. Previously, the Registrant had engaged the accounting firm of BDO Seidman, LLP
(BDO). Effective October 1, 2001, one of the partners in the St. Louis office of BDO purchased a portion of the St. Louis accounting practice of BDO and subsequently merged with Rubin, Brown, Gornstein & Co., LLP. The change was approved by the Board of SIR Fund and the Registrant advised the former accountant of its decision to dismiss them on November 16, 2001.

The report of BDO on SIR Fund financial statements as of and for the years ended December 31, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. SIR Fund and BDO have not, in connection with the audits of the financial statements of SIR Fund for the years ended December 31, 1998 or December 31, 1997, or the subsequent period through November 16, 2001, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to BDO's satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 Secured Investment Resources Fund, L.P.